Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Agreement, made and entered into this ___day of ___, 2009 (“Agreement”), by and between Clear Channel Outdoor Holdings, Inc., a Delaware corporation (“CCO”), and _______________(“Indemnitee”):
     WHEREAS, in light of the litigation costs and risks to directors resulting from their service to companies, and the desire of CCO to attract and retain qualified individuals to serve as directors, it is reasonable, prudent and necessary for CCO to indemnify and advance expenses on behalf of its directors to the fullest extent permitted by law so that they will serve or continue to serve CCO free from undue concern regarding such risks;
     WHEREAS, CCO has requested that Indemnitee serve or continue to serve as a director of CCO and may have requested or may in the future request that Indemnitee serve one or more Outdoor Entities (as hereinafter defined) as a director or in other capacities; and
     WHEREAS, Indemnitee is willing to serve as a director of CCO on the condition that he be so indemnified.
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, CCO and Indemnitee do hereby covenant and agree as follows:
     1. Services by Indemnitee. Indemnitee agrees to serve as a director of CCO. Indemnitee may at any time and for any reason resign from such position.
     2. Indemnification — General. On the terms and subject to the conditions of this Agreement, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, liabilities, losses, costs, Expenses (as hereinafter defined) and other matters that may result from or arise in connection with Indemnitee’s Corporate Status (as hereinafter defined) and shall, to the fullest extent permitted by law, advance Expenses to Indemnitee, notwithstanding that such indemnification or advances are not specifically authorized by other provisions of this Agreement. The indemnification obligations of CCO under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director of CCO or in any other Corporate Status and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any alleged breach of fiduciary duty, to the fullest extent permitted by law (including, if applicable, Section 145 of the Delaware General Corporation Law).
     3. Proceedings Other Than Proceedings by or in the Right of CCO. If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of CCO to procure a judgment in its favor, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of CCO and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.
     4. Proceedings by or in the Right of CCO. If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of CCO to procure a judgment in its favor, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of CCO; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to CCO only if (and only to the extent that) the Court of Chancery of the State of Delaware or other court in which such Proceeding shall have been brought or is pending shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.
     5. Mandatory Indemnification in Case of Successful Defense. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of CCO), CCO shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith. If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.
     6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by CCO for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, but not, however, for the total amount thereof, CCO shall, to the fullest extent permitted by law, indemnify Indemnitee for that portion thereof to which Indemnitee is entitled.
     7. Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.
          (a) CCO will, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, will (within twenty (20) calendar days of such request) advance such

Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action concerning (i) indemnification or advance payment of Expenses by CCO under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of CCO as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Outdoor Entity or Clear Channel Entity (as hereinafter defined) to the fullest extent permitted by law.
          (b) To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, CCO will, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and CCO will advance, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.
     8. Advancement of Expenses.
          (a) CCO shall, to the fullest extent permitted by law, advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding within twenty (20) calendar days after the receipt by CCO of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such advances shall, in all events, be (i) unsecured and interest free; and (ii) made without regard to Indemnitee’s ability to repay the advances.
          (b) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to CCO a written request for advancement of Expenses and, to the extent required by applicable law, an unsecured written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Upon submission of such request for advancement of Expenses and unsecured written undertaking, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.
     9. Establishment of a Trust. CCO shall, upon written request of a majority of Non-Affiliate Directors (as hereinafter defined), create a trust for the benefit of Indemnitee (the “Trust”) following initiation of a Proceeding for which Indemnitee reasonably believes that he or she may be entitled to indemnification by CCO under this Agreement. From time to time upon written request of Indemnitee, CCO shall fund such Trust within ninety (90) days of such request in an amount sufficient to satisfy any and all (a) Expenses reasonably anticipated at the time of each such request to be incurred by or on behalf of Indemnitee in connection with such Proceeding and (b) judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with such Proceeding actually paid or claimed, reasonably anticipated or proposed to be paid, but, with respect to amounts described in this clause (b), only to the extent such amounts would not reasonably be expected to be fully paid by CCO’s director liability insurance coverage (including amounts below the deductible of any such policy). The trustee of the Trust (the “Trustee”) shall be a bank or trust company or other individual or entity chosen by Indemnitee and reasonably acceptable to CCO. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and CCO or, if CCO and Indemnitee are unable to reach an agreement on the amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation within a reasonable period of time not to exceed ten (10) business days, by Independent Counsel (as hereinafter defined) selected by Indemnitee. The terms of the Trust shall provide that (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (b) the Trustee shall advance, within twenty (20) calendar days of a request by Indemnitee, any and all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding, any required determination concerning the reasonableness of the Expenses to be made by the Independent Counsel (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse CCO for Expenses advanced under Section 8(b) of this Agreement); (c) the Trust shall continue to be funded by CCO in accordance with the funding obligation set forth above; (d) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement; and (e) all unexpended funds in the Trust shall revert to CCO upon a final determination by Independent Counsel or the mutual agreement by CCO and Indemnitee that Indemnitee has been fully indemnified and held harmless under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 21 of this Agreement. Nothing in this Section 9 shall relieve CCO of any of its obligations under this Agreement.
     10. Certain Agreements Related to Indemnification.
          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to CCO a written request for indemnification at such time as determined by Indemnitee in Indemnitee’s sole discretion.
          (b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made as follows: (i) upon Indemnitee’s request, by Independent Counsel selected by Indemnitee in a written opinion to the board of directors of CCO, a copy of which shall be delivered to Indemnitee; or (ii) if no such request is made by Indemnitee for a determination by Independent Counsel, (A) by a majority vote of a quorum of the Disinterested Directors (as hereinafter defined); or (B) if a quorum of Disinterested Directors is not obtainable or, even if obtainable, if a majority of such quorum of Disinterested Directors so directs, by Independent Counsel selected (x) if a quorum of Disinterested Directors is obtainable, by a majority vote of a quorum of Disinterested Directors or (y) if a quorum of Disinterested Directors is not obtainable, by the board of directors of CCO, in each case in a written opinion to the board of directors of CCO, a copy of which shall be delivered to Indemnitee; or (C) if a majority of a quorum of Disinterested Directors so directs, by the stockholders of CCO. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) calendar days after such determination.

          (c) If the person, persons or entity empowered or selected to determine Indemnitee’s entitlement to indemnification has not made a determination within sixty (60) calendar days after receipt by CCO of the request by Indemnitee for indemnification, the requisite determination of entitlement to indemnification will be deemed to have been made, and Indemnitee, to the fullest extent not prohibited by law, shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact by Indemnitee necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification; or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such sixty (60) calendar day period may be extended for a reasonable time, not to exceed an additional thirty (30) calendar days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating to such determination; and provided, further, that the sixty (60) calendar day limitation set forth in this clause (c) shall not apply, and such period shall be extended as necessary, if within thirty (30) calendar days after receipt by CCO of the request for indemnification under Section 10(a) of this Agreement, a quorum of Disinterested Directors has directed that such determination be made by the stockholders of CCO, pursuant to Section 10(b) of this Agreement, at an annual meeting of stockholders to be held within ninety (90) calendar days after such direction and such determination is made thereat, or a special meeting of stockholders is called within thirty (30) calendar days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) calendar days after having been so called and such determination is made thereat.
          (d) CCO promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or a basis for which indemnification has been denied. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by CCO (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and CCO hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
          (e) If (i) a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement or (ii) there has been any failure by CCO to make timely payment or advancement of any amounts due hereunder, Indemnitee may petition the Court of Chancery of the State of Delaware to adjudicate Indemnitee’s entitlement to such indemnification or advancements due hereunder. CCO will pay any and all Expenses reasonably incurred by or on behalf of Indemnitee in connection with the investigation and resolution of such issues, and Indemnitee shall be entitled to have such Expenses advanced by CCO in accordance with Section 8 of this Agreement. If a determination is made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification under this Agreement, then CCO shall be bound by such determination, including in any Proceeding.

          (f) Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee. CCO will not, without the prior written consent of Indemnitee, which consent may be provided or withheld in Indemnitee’s sole discretion, settle any claim or Proceeding, release any claim, or make any admission of fact, law or liability or damages, or assign, pledge or permit any subrogation with respect to the foregoing, or permit any Outdoor Entity to do any of the foregoing, to the extent such settlement, release, admission, assignment, pledge or subrogation in any way adversely affects Indemnitee or directly or indirectly imposes any expense, liability, damages, debt, obligation, judgment, exposure or burden on Indemnitee or, in the case of any release or settlement, does not include an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceedings and an acknowledgement that Indemnitee denies all wrongdoing in connection with such matters.
          (g) The parties intend and agree that, to the fullest extent permitted by law, in connection with any determination with respect to entitlement to indemnification hereunder, including in any court: (i) it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and that the Outdoor Entities or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption; (ii) the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Outdoor Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful; (iii) Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of any Outdoor Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of any Outdoor Entity, or on the advice of legal counsel for any Outdoor Entity or for Indemnitee or on information or records given in reports made available to any Outdoor Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by any Outdoor Entity or Indemnitee; and (iv) the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the Outdoor Entities or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The provisions of this clause (g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
          (h) Indemnitee agrees to notify CCO promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that any failure of Indemnitee to so notify CCO will not relieve CCO of any obligation which it may have to Indemnitee under this Agreement or otherwise.

     11. Other Rights of Recovery; Insurance; Subrogation, etc.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, under the Outdoor Entities’ Certificates of Incorporation or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of any Outdoor Entity, or otherwise. Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director of CCO. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Outdoor Entities’ Certificates of Incorporation or By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred to or for the benefit of Indemnitee is intended to be exclusive of any other right or remedy available to Indemnitee, and every such other right and remedy shall be cumulative and in addition to every other right and remedy of Indemnitee given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent Indemnitee’s concurrent assertion or employment of any other right or remedy.
          (b) CCO shall promptly obtain and, during the time period Indemnitee serves CCO in a Corporate Status, maintain in full force and effect directors’ liability insurance that shall:
               (i) be provided by an insurance company that has a rating of at least “A” by A.M. Best Company, Inc.;
               (ii) provide Indemnitee at least the same rights and benefits as are accorded to the most favorably insured of the directors of any Clear Channel Entity;
               (iii) provide at least $15,000,000 of non-rescindable independent director liability coverage available solely to the Non-Affiliate Directors (provided that CCO shall not be required to expend in the aggregate in connection with the purchase of the coverage described in this clause (iii) an annual premium in excess of 115% of the annual premium for such coverage in effect on the date of this Agreement, and to the extent the annual premium for such coverage shall exceed such amount, CCO shall obtain the maximum amount of coverage as is available for such amount); and
               (iv) not have any deductible or retention with respect to Indemnitee.
          If, at the time CCO receives notice from any source of a Proceeding to which Indemnitee is a party or a participant (as a witness or otherwise), CCO has director and officer liability insurance in effect, CCO shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. CCO shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
          (c) If Indemnitee ceases to serve CCO in a Corporate Status for any reason, CCO shall procure a run-off directors’ and officers’ liability insurance policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to serve CCO in a Corporate Status and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six (6) years after the time Indemnitee ceased to serve CCO in a Corporate Status and will provide coverage (including amount and type of coverage and size of deductibles) that is substantially comparable to CCO’s directors’ and officers’ liability insurance policy that was most protective of Indemnitee in the twelve (12) months preceding the time Indemnitee ceased to serve CCO in a Corporate Status (but in any event will provide coverage at least as protective as the coverage required pursuant to Section 11(b) of this Agreement); provided, however, that:
               (i) this obligation shall be suspended during the period immediately following the time Indemnitee ceases to serve CCO in a Corporate Status if and only so long as CCO has a directors’ and officers’ liability insurance policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and
               (ii) no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a Change in Control occurs), CCO shall procure a run-off directors’ and officers’ liability insurance policy meeting the foregoing standards and lasting for the remainder of the six-year period.
          (d) In the event of any payment by CCO under this Agreement, CCO shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Outdoor Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from CCO, to assign all of Indemnitee’s rights to obtain from such other Outdoor Entity such amounts to the extent that they have been paid to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by CCO) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable CCO to bring suit or enforce such rights.
          (e) Except as provided in this Agreement or by applicable law, CCO hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Outdoor Entities not to exercise), any rights that CCO may now have or hereafter acquire against Indemnitee that arise from or relate to the existence, payment, performance or enforcement of CCO’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, bylaws or charter), including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.
          (f) CCO shall not be liable under this Agreement to pay or advance to Indemnitee any amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise; provided, however, that CCO hereby agrees it is the indemnitor of first resort to provide advancement or indemnification.
          (g) CCO’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of CCO as a director, officer, employee, fiduciary, representative, partner or agent of any other Outdoor Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Outdoor Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Outdoor Entities or under director and officer insurance policies maintained by one or more Outdoor Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder.
     12. Employment Rights; Successors; Third Party Beneficiaries.
          (a) This Agreement shall not be deemed an employment contract between CCO and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director of CCO.
          (b) This Agreement shall be binding upon CCO and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.
     13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     14. Exception to Right of Indemnification or Advancement of Expenses. Except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by CCO, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (a) by way of defense or counterclaim, (b) to enforce his or her rights under this Agreement or (c) to enforce any other rights of Indemnitee for indemnification, advancement or contribution from CCO under any other contract, bylaw or charter provision, statute or other law including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the board of directors of CCO.
     15. Definitions. For purposes of this Agreement:
          (a) “Beneficial Owner” or “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as hereinafter defined) as in effect on the date hereof.
          (b) “Certificate of Incorporation” means, with respect to any entity, its certificate of incorporation, articles of incorporation or similar governing document.
          (c) “Change in Control” means any of the following events:
               (i) The acquisition in one or more transactions by any “person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Clear Channel Entities (as hereinafter defined), of Beneficial Ownership of shares representing at least a majority of the total voting power of the Voting Stock (as hereinafter defined); or
               (ii) Consummation by CCO, in a single transaction or series of related transactions, of (A) a merger or consolidation involving CCO if the stockholders of CCO immediately prior to such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, at least a majority of the total voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or (B) a sale, conveyance, lease, license, exchange or transfer (for cash, shares of stock, securities or other consideration) of a majority or more of the assets or earning power of CCO.
          Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur solely because a majority or more of the total voting power of the Voting Stock is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by CCO or any of its subsidiaries or (B) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of CCO in the same proportion as their ownership of stock in CCO immediately prior to such acquisition.
          (d) “Clear Channel Entities” means any one or more of (i) CC Media Holdings, Inc. (“CC Media”); (ii) any corporation, partnership, joint venture, association or other entity of which CC Media is the Beneficial Owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and (iii) any other corporation, partnership, joint venture, association or other entity that is controlled by CC Media, controls CC Media or is under common control with CC Media; provided, however, that in no event shall “Clear Channel Entities” include (A) CCO, (B) any corporation, partnership, joint venture, association or other entity of which CCO is the Beneficial Owner (directly or indirectly) of 20% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests or (C) any other corporation, partnership, joint venture, association or other entity that is controlled by CCO. For purposes of this definition of “Clear

Channel Entities,” the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.
          (e) “Corporate Status” describes the status of a person in his or her capacity as a director or officer of CCO (including, without limitation, one who serves at the request of CCO as a director, officer, employee, fiduciary or agent of any Outdoor Entity).
          (f) “Disinterested Director” means a director of CCO who is not (at the time of the vote) and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (h) “Expenses” shall mean all reasonable costs, fees and expenses and shall specifically include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses. Should any payment by CCO under this Agreement be determined to be subject to any federal, state or local income or excise tax, “Expenses” shall also include such amounts as are necessary to place Indemnitee in the same after-tax position (after giving effect to all applicable taxes) as Indemnitee would have been in had no such tax been determined to apply to such payments.
          (i) “Independent Counsel” means a law firm, a member of a law firm or an independent legal practitioner that is experienced in matters of corporation law and neither contemporaneously is, nor in the five (5) years theretofore has been, retained to represent (i) CCO or Indemnitee in any matter material to either such party, (other than as Independent Counsel under this Agreement or similar agreements); (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; or (iii) the Beneficial Owner, directly or indirectly, of securities of CCO representing five percent or more of the combined voting power of CCO’s then outstanding shares. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either CCO or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
          (j) “Non-Affiliate Director” means a director of CCO who is not also (i) an officer or employee of CCO or any other Outdoor Entity; or (ii) a director, officer or employee of any Clear Channel Entity; provided, however, that a director of CCO who is also an officer, director, shareholder, member, manager, partner or employee of Bain Capital Partners, LLC or

Thomas H. Lee Partners, L.P., or an affiliate of either entity, shall not be a “Non-Affiliate Director.” Indemnitee shall be deemed to be “Non-Affiliate Director.”
          (k) “Outdoor Entity” means CCO, any of its subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of CCO.
          (l) “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of CCO or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by him or of any inaction on his part while acting as director or officer of any Outdoor Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).
          (m) “to the fullest extent permitted by law” means to the fullest extent permitted by applicable law in effect on the date hereof, and to such greater extent as applicable law may hereafter from time to time permit.
          (n) “Voting Stock” means the shares of all classes of the then-outstanding capital stock of CCO entitled to vote generally in the election of directors.
     16. Construction. Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.
     17. Reliance; Integration.
          (a) CCO expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to continue to serve as a director of CCO, and CCO acknowledges that Indemnitee is relying upon this Agreement in serving as a director of CCO.
          (b) This Agreement constitutes the entire agreement between CCO and Indemnitee with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between CCO and Indemnitee with respect to the subject matter hereof; provided, however, that nothing herein is intended or shall be construed to limit any rights that Indemnitee may have under any other agreement or instrument (including, without limitation, any charter, bylaw or other governing document of, or any agreement with, any Outdoor Entity).
     18. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     19. Notice Mechanics. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
a.	If to Indemnitee to:

c/o Clear Channel Outdoor Holdings, Inc.
200 East Basse Road
San Antonio, TX 78209
with a copy to:
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, TX 75201
Attn: Alan J. Bogdanow
b.	If to CCO, to:
Clear Channel Outdoor Holdings, Inc.
200 East Basse Road
San Antonio, TX 78209
Attn: Legal Department
with a copy to:
Fulbright & Jaworski LLP
300 Convent, Suite 2200
San Antonio, TX 78205
Attn: Daryl Lansdale
or to such other address as may have been furnished (in the manner prescribed above) as follows: (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to CCO and (b) in the case of a change in address for notices to CCO, furnished by CCO to Indemnitee.
     20. Contribution. To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, CCO, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by CCO and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of CCO (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     21. Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process. This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. CCO and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or otherwise inconvenient forum.
     22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Clear Channel Outdoor Holdings, Inc.

By:

Name:
Title:

Indemnitee:

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